Exhibit 99.2

September 24, 2008

To the employees of Bank of Hampton Roads and Shore Bank:

We enjoy the great pleasure of announcing to you that Gateway Financial Holdings, the parent company of Gateway Bank & Trust Co., has signed a definitive agreement today to combine with Hampton Roads Bankshares, Inc., the Norfolk, Virginia based bank holding company which owns Bank of Hampton Roads and Shore Bank. (A copy of our press release on the merger is attached.) As we did when Shore Bank joined our family earlier this year, we intend to retain Gateway Bank & Trust Co.’s competitive distinction and brand outside of Hampton Roads by continuing to operate Gateway Bank & Trust Co. separately as a subsidiary of Hampton Roads Bankshares. In those markets, we expect very little actual change to Gateway Bank & Trust Co.’s employees and operations. In the cities of Chesapeake, Norfolk, Suffolk and Virginia Beach, we would expect during the course of 2009 to begin to consolidate branches in overlapping markets and operate those branches under Bank of Hampton Roads. No change will be sudden and for those of you who are concerned that your job might be at some point affected, rest assured that as we value each and every person’s contribution to our company’s success. Accordingly, every effort will be undertaken to keep employment disruption to a minimum and we would expect much of what will happen in the future to occur through normal attrition as we plan through the process.

We expect the combination with Gateway to take effect later in this year and we will keep everyone updated as we proceed through regulatory approvals and other closing processes. In the interim, as we continue to integrate Shore Bank into Hampton Roads Bankshares, we will now renew this same effort with Gateway Bank & Trust Co. and develop through discussions with all of you plans to ensure that we adopt and refine the best practices available to enhance the value of all of our banks to our employees, customers and shareholders. Should you have any questions, please do not hesitate to ask.

Very truly yours,

/s/ Emil A. Viola	/s/ Jack W. Gibson
Emil A. Viola, Chairman	Jack W. Gibson, President and
Hampton Roads Bankshares, Inc., and	Chief Executive Officer
Bank of Hampton Roads	Hampton Roads Bankshares, Inc.,
and Bank of Hampton Roads

/s/ Henry P. Custis, Jr.	/s/ Scott C. Harvard
Henry P. Custis, Jr., Chairman	Scott C. Harvard, President and
Shore Bank	Chief Executive Officer
Shore Bank

JOINT PRESS RELEASE	Contacts:	Hampton Roads Bankshares, Inc.

Jack W. Gibson

For Immediate Release	Vice Chairman, President and
Chief Executive Officer
(757) 217-1000

Gateway Financial Holdings, Inc.

D. Ben Berry

Chairman and

Chief Executive Officer

(757) 422-8004

GATEWAY FINANCIAL HOLDINGS TO JOIN

HAMPTON ROADS BANKSHARES

NORFOLK, VIRGINIA AND VIRGINIA BEACH, VIRGINIA, September 24, 2008: Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), the financial holding company for Bank of Hampton Roads and Shore Bank, and Gateway Financial Holdings, Inc. (NASDAQ: GBTS), the financial holding company of Gateway Bank & Trust Co., jointly announced today that the board of directors of each company approved the execution of, and the parties have executed, a definitive agreement in which Gateway Financial Holdings will merge with and into Hampton Roads Bankshares.

Under the terms of the merger agreement, Hampton Roads Bankshares will acquire all of the outstanding shares of Gateway Financial Holdings. Gateway Financial Holdings’ shareholders will receive 0.67 shares of Hampton Roads Bankshares common stock for each share owned of Gateway Financial Holdings. Preferred shareholders of Gateway Financial Holdings will receive comparable shares in the combined company. Seven members of the Gateway Financial Holdings Board of Directors will join the Hampton Roads Bankshares Board of Directors. The companies’ value the deal at $101 million based upon the 20-day weighted average closing price of Hampton Roads Bankshares’ stock through September 12, 2008, of $11.91.

The merger is anticipated to close in the fourth quarter of 2008 and is conditioned upon customary closing conditions, including receiving the requisite regulatory and stockholder approvals, and upon Gateway Financial Holdings raising approximately $30 million in additional capital. Pursuant to the terms of the merger agreement, Gateway Financial Holdings will merge with and into Hampton Roads Bankshares. Subsequent to the completion of the merger, Gateway Bank & Trust Co. will operate as a wholly owned subsidiary of Hampton Roads Bankshares. The companies anticipate that Gateway Bank & Trust Co.’s offices in Virginia

Beach, Chesapeake, Norfolk and Suffolk, Virginia, will be converted to Bank of Hampton Roads locations with the additional consolidation of overlapping market locations. Gateway Bank & Trust Co.’s offices outside of South Hampton Roads will continue to operate as either Gateway Bank & Trust Co. locations or, as presently the case in Richmond, Virginia, as The Bank of Richmond. Jack W. Gibson will be Vice Chairman and Chief Executive Officer of Hampton Roads Bankshares and remain President and Chief Executive Officer of Bank of Hampton Roads. D. Ben Berry will become President of Hampton Roads Bankshares and serve on its board of directors. David R. Twiddy will become President and Chief Executive Officer of Gateway Bank & Trust Co. and an executive officer of Hampton Roads Bankshares.

Gateway Financial Holdings is the financial holding company for Gateway Bank & Trust Co., a regional community bank with a total of thirty-seven full-service financial centers. In Virginia, Gateway has twenty-one offices with seven in Virginia Beach, six in Richmond, three in Chesapeake, two in Emporia, and one in each of Suffolk, Norfolk and Charlottesville. In North Carolina, Gateway has sixteen offices with three in Raleigh, three in Elizabeth City, two in Kitty Hawk, and one in each of Chapel Hill, Edenton, Moyock, Nags Head, Plymouth, Roper, Wake Forest and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, mortgage banking services through its Gateway Bank Mortgage Inc. subsidiary, and title insurance services through its Gateway Title Agency, Inc. subsidiary. As of June 30, 2008, Gateway Financial Holdings had total assets of $2.1 billion, total deposits of $1.6 billion, total loans of $1.8 billion, and total stockholders’ equity of $164 million.

Jack W. Gibson, Vice Chairman, President and Chief Executive Officer of Hampton Roads Bankshares, stated, “The remarkable opportunity to combine Gateway Bank & Trust Co. with Bank of Hampton Roads and Shore Bank under Hampton Roads Bankshares is truly a strategic initiative that will solidify Hampton Roads Bankshares’ position as a market leader from the DelMarVa Peninsula through Hampton Roads and North Carolina. Gateway Bank & Trust Co. and its seasoned management team led by D. Ben Berry, its founding director and chief executive officer, is a well respected bank franchise that has grown tremendously over the past ten years. I am excited to now join with their management team and dedicated employees to extend the profit driven, customer oriented operating philosophy that we have developed over the past twenty years at Hampton Roads Bankshares to all of the markets in which Gateway Bank & Trust Co. now operates, including Central and Richmond, Virginia, as well as Gateway’s North Carolina offices. Gateway Bank & Trust Co. has also built a solid foundation of non-bank products and services such as insurance, investments and mortgages that we can very soon offer across all three Hampton Roads Bankshares’ banks. This should further deepen our customer relationships and invite their continued long-term support. As always, Hampton Roads Bankshares will remain focused on delivering value to its shareholders and acting at all times in their best interest."

D. Ben Berry, Chairman and Chief Executive Officer of Gateway Financial Holdings, commented, “The chance to join Hampton Roads Bankshares was one that was simply too good to pass up for our customers, communities, employees and shareholders. Gateway Bank & Trust Co. was built on a foundation of developing strong relationships and delivering value to our customers and shareholders in a true partnership. I have long enjoyed a relationship of mutual respect with Jack Gibson and in Hampton Roads Bankshares, he has very quietly built one of the most valuable bank franchises in Virginia. By putting the banks together, we now have some very exciting opportunities in an increasingly competitive bank marketplace to reward our shareholders’ support and confidence while continuing to deliver to our customers in a manner that allows them to be the best at what they do.”

Once the merger agreement is closed, Hampton Roads Bankshares will have combined assets of approximately $3 billion with its headquarters in Norfolk, Virginia, the largest financial center in Southeastern, Virginia.

McKinnon & Company acted as financial advisor to Hampton Roads Bankshares, Inc. and Williams Mullen served as its legal advisor. Sandler O’Neill + Partners, L.P. acted as financial advisor to Gateway Financial Holdings and Gaeta & Eveson, P.A., served as its legal advisor.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads and Shore Bank. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates 18 banking offices in the Hampton Roads region of southeastern Virginia and Shore Bank operates 8 banking offices on the Eastern Shore of Virginia and Maryland. Shares of Hampton Roads Bankshares common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. More information about the Company and its subsidiaries can be found on the Web at www.hamptonroadsbanksharesinc.com.

About Gateway Financial Holdings, Inc.

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of thirty-seven full-service financial centers -- twenty-one in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Emporia (2), Suffolk, Norfolk, and Charlottesville; and sixteen in North Carolina: Chapel Hill, Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, Wake Forest and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary, and title insurance services through its Gateway Title Agency, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS. For further information, visit the Corporation's web site at www.gwfh.com.

Information about Hampton Roads Bankshares and Gateway Financial Holdings

Hampton Roads Bankshares will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of its common stock to be issued to the shareholders of Gateway Financial Holdings in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus that will be sent to the shareholders of Gateway Financial Holdings seeking their approval of the proposed merger. The proxy statement/prospectus will contain important information about Hampton Roads Bankshares, Gateway Financial Holdings, and the merger and about the persons soliciting proxies from shareholders of both Hampton Roads Bankshares and Gateway Financial Holdings in the merger, including the company’s respective officers and directors, and their interests in the merger, such as their stock ownership in Gateway Financial Holdings.

Additional information about Gateway Financial Holdings’ directors and executive officers is included in Gateway Financial Holdings’ Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission and is available on Gateway Financial Holdings’ website at www.gatewaybankandtrust.com and at the Gateway Financial Holdings’ address provided below.

Hampton Roads Bankshares and Gateway Financial Holdings urge the shareholders of both companies and other investors to read the registration statement on Form S-4 and the proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Hampton Roads Bankshares, Gateway Financial Holdings, and the proposed transaction.

Shareholders and investors may obtain free copies of the proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC’s website at www.sec.gov. Free copies of the proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

Hampton Roads Bankshares, Inc. 999 Waterside Drive, Suite 200 Norfolk, VA 23510 Attention: Jack W. Gibson Telephone Number: (757) 217-1000	Gateway Financial Holdings 1580 Laskin Road Virginia Beach, Virginia 23451 Attention: D. Ben Berry Telephone Number: (757) 422-4055

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements relating to the timing and successful closing on the merger as well as future services to be offered by, and the financial condition and performance of, the combined companies. Although Hampton Roads Bankshares, Inc., and Gateway Financial Holdings, Inc., each believe that their respective expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of their business and operations, there can be no assurance that actual results, performance or achievements of either or both Hampton Roads Bankshares, Inc., and Gateway Financial Holdings, Inc. will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including an inability of the companies to complete the merger or a failure of the combined companies to achieve the operations and results expected after the merger. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the respective Annual Reports as filed by each of Hampton Roads Bankshares, Inc., and Gateway Financial Holdings, Inc. on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. Neither Hampton Roads Bankshares, Inc., nor Gateway Financial Holdings, Inc.,

undertake any obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

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